Exhibit 24.1
POWER OF ATTORNEY
     Each of the undersigned officers and/or directors of The Stanley Works, a Connecticut corporation (the “Registrant”), does hereby make, constitute and appoint each of Bruce H. Beatt, and Kathryn P. Sherer, with full power of substitution and resubstitution, as attorney of the undersigned, to execute and file (a) a Registration Statement on Form S-8 (the “Form S-8 Registration Statement”) under the Securities Act of 1933 concerning the Registrant’s Common Stock, par value $2.50 per share, to be offered in connection with The Stanley Works 2009 Long-Term Incentive Plan, (b) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-8 Registration Statement and (c) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.
     IN WITNESS WHEREOF, the undersigned have subscribed these presents as of the 16th day of October, 2009.

Signature	Title

/s/ John F. Lundgren John F. Lundgren	Chairman, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Donald Allan, Jr. Donald Allan, Jr.	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ John G. Breen John G. Breen	Director

/s/ Patrick D. Campbell Patrick D. Campbell	Director

/s/ Carlos M. Cardoso Carlos M. Cardoso	Director

/s/ Virgis W. Colbert Virgis W. Colbert	Director

/s/ Robert B. Coutts Robert B. Coutts	Director

/s/ Eileen S. Kraus Eileen S. Kraus	Director

/s/ Marianne Miller Parrs Marianne Miller Parrs	Director

/s/ Lawrence A. Zimmerman Lawrence A. Zimmerman	Director